Exhibit 2.01

Resource Extraction Payment Report for Minerals Technologies Inc.

For the fiscal year ended December 31, 2024

Project-level disclosure

The table below sets forth our payments made to governments, by project and type of payment.

	For the year ended December 31, 2024
	(Thousands of US$)(1)
Project	Taxes		Royalties	Fees	Productio entitlements	Bonuses	Dividends	Payments for Infrastructure improvements	Communit and socia responsibilit payments	TOTAL
United States
U.S. Federal Government	20,819	(2)	–	–	–	–	–	–	–	20,819
Adams	–		–	–	–	–	–	–	–	–
Canaan	–		–	–	–	–	–	–	–	–
Lucerne Valley	–		–	69	–	–	–	–	–	69
Pima County	–		–	10	–	–	–	–	–	10
Barretts	–		–	–	–	–	–	–	–	–
Colony - Montana	–		–	176	–	–	–	–	–	176
Colony - South Dakota	–		–	66	–	–	–	–	–	66
Colony - Wyoming	–		–	138	–	–	–	–	–	138
Lovell - Montana	–		–	99	–	–	–	–	–	99
Lovell - Wyoming	–		–	393	–	–	–	–	–	393
Nevada	–		–	41	–	–	–	–	–	41
Sandy Ridge	–		–	–	–	–	–	–	–	–
Gascoyne	–		–	–	–	–	–	–	–	–
China
Government of China	5,816	(3)	–	–	–	–	–	–	–	5,816
Chao Yang	946	(4)	–	–	–	–	–	–	1	947
Slovakia
Lutila	147	(5)	54	22	–	–	–	–	–	223
Turkey
Government of Turkey	3,693	(6)	–	–	–	–	–	–	–	3,693
Unye	–		142	206	–	–	–	–	–	348
Enez	–		22	197	–	–	–	–	–	219
Usak	–		–	68	–	–	–	–	–	68
Australia
Gurulmundi	233	(7)	49	9	–	–	–	–	–	291

(1)
All payments are reported in U.S. dollars. Payments relating to the project in China were made in renminbi, payments relating to the project in Slovakia were made in euros, payments relating to the projects in Turkey were made in Turkish lira, and payments relating to the project in Australia were made in Australian dollars. Such payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rates as of December 31, 2024.
(2)
The Company files a consolidated U.S. federal corporate income tax return at the parent entity level for itself and its U.S. subsidiaries, which includes all of its U.S. entities including those holding the U.S. projects listed. The tax payments reported are the payments made by the Company to the U.S. federal government during the fiscal year ended December 31, 2024 at the consolidated group level. The tax payments relate to the consolidated U.S. income of the Company, not to particular projects.
(3)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2024 at the entity level to the Government of China relating to the entity holding the Chao Yang project.  The payments relate to the income of such entity, not to the particular project.
(4)
Represents resource taxes paid to the Jianping tax authority relating to the Chao Yang project.
(5)
Represents income taxes paid during the fiscal year ended December 31, 2024 at the entity level to the Government of the Slovak Republic relating to the entities holding the Lutila project, netted against refunds received.  The payments relate to the income of such entities, not to the particular project.
(6)
Represents income taxes paid during the fiscal year ended December 31, 2024 at the entity level to the Government of Turkey relating to the entities holding the Unye, Enez, and Usak projects.  The payments relate to the income of such entities, not to the particular projects.
(7)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2024 at the entity level to the Government of Australia relating to the entity holding the Gurulmundi project, netted against refunds received.  The payments relate to the income of such entity, not to the particular project.

Exhibit 2.01

Project Detail

The table below sets forth details of payments made to governments.

Project	Major Subnational Political Jurisdiction	Segment	Resource	Extraction Method	Government	Amount (Thousands of US$) (1)
United States
U.S. Federal Government(2)					U.S. Federal Government	20,819
Adams	Massachusetts	Consumer & Specialties	Limestone	Open Pit	–	–
Canaan	Connecticut	Consumer & Specialties	Limestone	Open Pit	–	–
Lucerne Valley	California	Consumer & Specialties	Limestone	Open Pit	U.S. Federal Government	69
Pima County	Arizona	Consumer & Specialties	Limestone	Open Pit	U.S. Federal Government	10
Barretts	Montana	Consumer & Specialties	Talc	Open Pit	–	–
Colony – Montana(3)	Montana	Both	Bentonite	Open Pit	U.S. Federal Government	176
Colony – South Dakota(3)	South Dakota	Both	Bentonite	Open Pit	U.S. Federal Government	66
Colony – Wyoming(3)	Wyoming	Both	Bentonite	Open Pit	U.S. Federal Government	138
Lovell – Montana(4)	Montana	Both	Bentonite	Open Pit	U.S. Federal Government	99
Lovell – Wyoming(4)	Wyoming	Both	Bentonite	Open Pit	U.S. Federal Government	393
Nevada	Nevada	Both	Bentonite	Open Pit	U.S. Federal Government	41
Sandy Ridge	Alabama	Both	Bentonite	Open Pit	–	–
Gascoyne	North Dakota	Both	Leonardite	Open Pit	–	–
China
Government of China(5)					Government of China	5,816
Chao Yang	Liaoning	Both	Bentonite	Open Pit	Jianping Tax Authority	947
Slovakia
Lutila(6)	Banska Bystrica	Consumer & Specialties	Bentonite	Open Pit	Government of the Slovak Republic	223
Turkey
Government of Turkey(7)					Government of Turkey	3,693
Unye	Ordu	Consumer & Specialties	Bentonite	Open Pit	Government of Turkey	348
Enez	Edirne	Both	Bentonite	Open Pit	Government of Turkey	219
Usak	Usak	Consumer & Specialties	Bentonite	Open Pit	Government of Turkey	68
Australia
Gurulmundi(8)	Queensland	Both	Bentonite	Open Pit	Australia Federal Government	233
Gurulmundi	Queensland	Both	Bentonite	Open Pit	Queensland State Government	58

(1)
All payments are reported in U.S. dollars. Payments relating to the project in China were made in renminbi, payments relating to the project in Slovakia were made in euros, payments relating to the projects in Turkey were made in Turkish lira, and payments relating to the project in Australia were made in Australian dollars. Such payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rates as of December 31, 2024.
(2)
The Company files a consolidated U.S. federal corporate income tax return at the parent entity level for itself and its U.S. subsidiaries, which includes all of its U.S. entities including those holding the U.S. projects listed. The tax payments reported are the payments made by the Company to the U.S. federal government during the fiscal year ended December 31, 2024 at the consolidated group level. The tax payments relate to the consolidated U.S. income of the Company, not to particular projects.
(3)
Mining relating to our Colony, Wyoming facility is conducted in Montana, South Dakota, and Wyoming.  For purposes of this Report, each of such mining areas is disclosed as a separate project.
(4)
Mining relating to our Lovell, Wyoming facility is conducted in Montana and Wyoming.  For purposes of this Report, each of such mining areas is disclosed as a separate project.
(5)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2024 at the entity level to the Government of China relating to the entity holding the Chao Yang project.  The payments relate to the income of such entity, not to the particular project.
(6)
Includes income taxes paid during the fiscal year ended December 31, 2024 at the entity level to the Government of the Slovak Republic relating to the entities holding the Lutila project, netted against refunds received.  The payments relate to the income of such entities, not to the particular project.
(7)
Represents income taxes paid during the fiscal year ended December 31, 2024 at the entity level to the Government of Turkey relating to the entities holding the Unye, Enez, and Usak projects.  The payments relate to the income of such entities, not to the particular projects.
(8)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2024 at the entity level to the Government of Australia relating to the entity holding the Gurulmundi project, netted against refunds received.  The payments relate to the income of such entity, not to the particular project.

Exhibit 2.01

Government-level disclosure

The table below sets forth our payments made to governments, by government and type of payment.

	For the year ended December 31, 2024
	(Thousands of US$)(1)
Project	Taxes	Royalties	Fees	Production entitlements	Bonuses	Dividends	Payments for Infrastructure improvements	Community and social responsibility payments	TOTAL
United States
U.S. Federal Government(2)	20,819	–	992	–	–	–	–	–	21,811
China
Government of China(3)	5,816	–	–	–	–	–	–	–	5,816
Jianping Tax Authority	946	–	–	–	–	–	–	1	947
Slovakia
Government of the Slovak Republic(4)	147	54	22	–	–	–	–	–	223
Turkey
Government of Turkey(5)	3,693	164	471	–	–	–	–	–	4,328
Australia
Australia Federal Government(6)	233	–	–	–	–	–	–	–	233
Queensland State Government	–	49	9	–	–	–	–	–	58
TOTAL	31,654	267	1,494	–	–	–	–	1	33,416

(1)
All payments are reported in U.S. dollars. Payments relating to the project in China were made in renminbi, payments relating to the project in Slovakia were made in euros, payments relating to the projects in Turkey were made in Turkish lira, and payments relating to the project in Australia were made in Australian dollars. Such payments made in currencies other than in U.S. dollars have been converted to U.S. dollars using the exchange rates as of December 31, 2024.
(2)
The Company files a consolidated U.S. federal corporate income tax return at the parent entity level for itself and its U.S. subsidiaries, which includes all of its U.S. entities including those holding the U.S. projects listed. The tax payments reported are the payments made by the Company to the U.S. federal government during the fiscal year ended December 31, 2024 at the consolidated group level. The tax payments relate to the consolidated U.S. income of the Company, not to particular projects.
(3)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2024 at the entity level to the Government of China relating to the entity holding the Chao Yang project.  The payments relate to the income of such entity, not to the particular project.
(4)
Includes income taxes paid during the fiscal year ended December 31, 2024 at the entity level to the Government of the Slovak Republic relating to the entities holding the Lutila project, netted against refunds received.  The payments relate to the income of such entities, not to the particular project.
(5)
Includes income taxes paid during the fiscal year ended December 31, 2024 at the entity level to the Government of Turkey relating to the entities holding the Unye, Enez, and Usak projects.  The payments relate to the income of such entities, not to the particular projects.
(6)
Represents income and withholding taxes paid during the fiscal year ended December 31, 2024 at the entity level to the Government of Australia relating to the entity holding the Gurulmundi project, netted against refunds received.  The payments relate to the income of such entity, not to the particular project.